COMMERCIAL LEASE AGREEMENT

Received from GOLFERS INCORPORATED, hereinafter referred to as "Lessee", the sum of Six Thousand Three Hundred and 00/100 ($6,300.00) Dollars as a deposit which, upon acceptance of this lease, shall belong to Lessor and shall be applied as follows:

Rent for the period of January 1, 2010 through January 31, 2010, in the amount of
$6,300.00
Total $6,300.00

Lessee hereby leases from Lessor the premises situated in the County of San Luis Obispo, State of California, described as follows: approximately 6,180 sq. ft. of office and warehouse space located at 202 Tank Farm Rd. Building E, upon the following terms and conditions:

1) TERM: The term hereof shall commence on January 1, 2009, and shall terminate on December 31, 2019.

2) RENT: The rent schedule shall be as follows:

January 1, 2010 through December 31, 2012:	$6,300/Month Triple Net
January 1, 2013 through December 31, 2015:	$7,300/Month Triple Net
January 1, 2016 through May 31, 2019:	$8,800/Month Triple Net

Checks shall be made payable Michael F. Abram and Stephen V. Abram and mailed to 975 Goldenrod Lane, San Luis Obispo, CA 93401, or at such other place as may be designated by Lessor from time to time. All rents shall be due and payable on the first day of each month and shall be considered late after the tenth day of each month. A late fee of ten (10%) percent of the total amount due shall be charged for any rents not received 10 days after the first day of the month.

3) BUILDING CONDITION: Lessee is accepting the space in "as is" condition. Any improvements to the space shall be at Lessee's sole cost and expense and shall first be approved by the Lessor. Any improvements carried out by Lessee shall be in accordance with all applicable governmental regulations.

4) OPTION TO RENEW: Provided Lessee is not in default of any of the terms contained herein, Lessee shall have one (1) option to renew this lease for a term of one (1) year. Lessee shall exercise this option by providing Lessor with at least 120 days but not more than 180 days advanced written notice to renew prior to the expiration of the original lease term. The rental rate for the renewal term shall be $9,000/Month Triple Net.

5) USE: The premises are to be used for advertising agency, design, production, shooting and editing, administration, storage, and related activities for GOLFERS INCORPORATED and affiliated companies and for no other purpose without the prior written consent of Lessor.

6) USES PROHIBITED: Lessee shall not use any portion of the premises for purposes other than those specified hereinabove, and no use shall be made or permitted to be made upon the premises, nor acts done, which will increase the existing rate of insurance upon the property, or cause cancellation of insurance policies covering said property. Lessee shall not conduct or permit any sale by auction on the premises.

ASSIGNMENT AND SUBLETTING: Lessee shall not assign this lease or sublet any portion of the premises without the prior written consent of Lessor, which shall not be unreasonably withheld. Any

such assignment or subletting without consent shall be void, and, at the option of the Lessor, may terminate this Lease.

7) **ORDINANCES AND STATUTES:** Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by Lessee. The commencement or pendency of any state or federal court abatement proceeding affecting the use of the premises shall, at the option of the Lessor, be deemed a breach hereof.

8) **MAINTENANCE, REPAIRS AND ALTERATIONS:** Lessee acknowledges that the premises are in good condition and repair, unless otherwise indicated by Lessee to Lessor in writing no later than 5 days after mutual execution of this lease. Lessee shall, at his own expense and at all times, maintain the premises in good and safe condition, including plate glass and repairs resulting from reasonable use of the premises and shall surrender the same, at termination hereof, in as good condition as received, normal wear and tear excepted. Lessee shall be responsible for all repairs required, excepting the roof, exterior walls, and structural foundations, which shall be maintained by Lessor. Lessor shall maintain in good condition such portions adjacent to the premises, such as sidewalks and driveways. No improvement or alteration of the premises shall be made without the prior written consent of the Lessor. Prior to the commencement of any substantial repair, improvement or alteration, Lessee shall give Lessor at least five (5) days written notice in order that Lessor may post appropriate notices to avoid any liability for liens. Lessee shall not commit any waste upon the premises, or any nuisance or act which may disturb the quiet enjoyment of any neighboring tenants. Further, Lessee shall be responsible for any and all upgrades required for Lessee's use of space, including but not limited to, electrical and telephone service.

9) **LANDSCAPING MAINTENANCE:** Lessee shall be responsible for maintaining the landscaping at 202 Tank Farm Road #E2 for the duration of the lease term. Maintenance shall include weekly upkeep of the foliage and mechanical systems.

10) **ENTRY AND INSPECTION:** Lessee shall permit Lessor or Lessor's agents to enter upon the premises at any time and without notice, for the purpose of inspecting the same or for the purpose of showing the space to prospective tenants, and will permit Lessor at any time to place upon the premises any usual "For Lease" signs. Lessee shall provide a key to Lessor's agent for purposes of showing the subject space to prospective tenants.

11) **INDEMNIFICATION OF LESSOR:** Lessor shall not be liable for any damage or injury to Lessee, or any other person, or to any property, occurring on the demised premises or any part thereof, and Lessee agrees to hold Lessor harmless from any claims for damages, no matter how caused.

12) **POSSESSION:** If Lessor is unable to deliver possession of the premises at the commencement date hereof, Lessor shall not be liable for any damage caused thereby, nor shall this lease be void or voidable, but Lessee shall not be liable for any rent until possession is delivered. Lessee may terminate this lease if possession is not delivered within twenty (20) days of the commencement of the term hereof.

13) **INSURANCE:** Lessee, at his expense, shall maintain public liability insurance including bodily injury and property damage insuring Lessee and Lessor with minimum coverages as follows: $1,000,000/$2,000,000. Lessee shall provide Lessor with a certificate of insurance showing Lessor as additional insured. This certificate shall provide for a ten (10) day written notice to Lessor in the event of cancellation or material change of coverage. To the maximum extent permitted by insurance policies which may be owned by Lessor or Lessee, Lessee and Lessor, for the benefit of each other, waive any and all rights of subrogation which might otherwise exist.

14) **UTILITIES:** Lessee agrees that he shall be responsible for the payment of all utilities including trash removal, gas, electric, drinking water and phone.

15) **SIDE YARD:** Lessee shall keep the yard space neat and orderly at all times to the satisfaction of Lessor.

16) **CURRENT IMPROVEMENTS:** Lessor does not warrant that all current improvements were installed with the necessary permits. In the event permits are required for existing improvements, Lessor shall pay the cost. To the best of Lessor's knowledge, all existing improvements were installed in accordance with applicable building codes.

17) **CC&R'S:** Lessee shall comply with the CC&R'S and rules and regulations established by the owners association for the subject property.

18) **HAZARDOUS MATERIALS:** Lessee shall comply with the provisions of "Exhibit A" attached hereto relating to hazardous materials.

19) **POTABLE WATER:** LESSOR AND LESSEE UNDERSTAND THAT POTABLE WATER DOES NOT SERVE THE SUBJECT PREMISES, AND THE WATER MAY BE IN VIOLATION OF APPLICABLE HEALTH STANDARDS. LESSEE AGREES TO PROVIDE SEPARATE BOTTLED DRINKING WATER FOR ITS EMPLOYEES, INVITEES, CUSTOMERS, ETC. AND FURTHER AGREES TO POST SIGNAGE IN ALL RESTROOMS, SINKS, AND OTHER WATER OUTLETS ADVISING THAT THE WATER IS NOT POTABLE OR SUITABLE FOR HUMAN CONSUMPTION.

20) **SIGNS:** Lessee shall not construct any sign or awning without the prior written consent of Lessor. All other sign criteria shall be consistent with other tenants.

21) **PARKING:** In-Common.

22) **ABANDONMENT OF PREMISES:** Lessee shall not vacate or abandon the premises at any time during the term hereof, and if Lessee shall abandon or vacate the premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee left upon the premises shall be deemed to be abandoned, at the option of Lessor.

23) **CONDEMNATION:** If any part of the premises shall be taken or condemned for public use, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part taken, terminate as of the date the condemnor acquires possession, and thereafter Lessee shall be required to pay such proportion of the rent for the remaining term as the value of the premises remaining bears to the total value of the premises at the date of condemnation; provided however, that Lessor may at his option, terminate this Lease as of the date the condemnor acquires possession. In the event that the demised premises are condemned in whole, or that such portion is condemned that the remainder is not susceptible for use hereunder, this lease shall terminate upon the date upon which the condemnor acquires possession. All sums which may be payable on account of any condemnation shall belong to the Lessor, and Lessee shall not be entitled to any part thereof; provided however, the Lessee shall be entitled to retain any amount awarded him for his trade fixtures or moving expenses.

24) **TRADE FIXTURES:** Any and all improvements made to the premises during the term hereof shall belong to the Lessor, except trade fixtures of the Lessee. Lessee may, upon termination hereof, remove all his trade fixtures, but shall repair or pay for all repairs necessary for damages to the premises occasioned by removal.

25) **DESTRUCTION OF PREMISES:** In the event of a partial destruction of the premises during the term hereof, from any cause, Lessor shall forthwith repair the same, provided that such repairs can be

made within sixty (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this Lease, except that Lessee shall be entitled to a proportionate reduction of rent which such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Lessee on the premises. If such repairs cannot be made within said sixty (60) days, Lessor, at his option, may make the same within a reasonable time, the Lease continuing in effect with the rent proportionately abated as aforesaid, and in the event that Lessor shall not elect to make such repairs which cannot be made within sixty (60) days, this Lease may be terminated at the option of either party. In the event that the building in which the demised premises may be situated is destroyed to an extent of not less than one-third of the replacement costs thereof, Lessor may elect to terminate this Lease whether the demised premises be injured or not. A total destruction of the building in which the premises may be situated shall terminate this Lease. In the event of any dispute between Lessor and Lessee with respect to the provisions hereof, the matter shall be settled by arbitration in such a manner as the parties may agree upon, or if they cannot agree, in accordance with the rules of the American Arbitration Association.

26) INSOLVENCY: In the event a receiver is appointed to take over the business of Lessee, or in the event Lessee makes a general assignment for the benefit of creditors, or Lessee takes or suffers any action under any insolvency or bankruptcy act, the same shall constitute a breach of this Lease by Lessee.

27) REMEDIES OF OWNER ON DEFAULT: In the event of any breach of this Lease by Lessee, Lessor may, at this option, terminate the Lease and recover from Lessee: (a) the worth at the time of award of the unpaid rent which was earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rent would have been earned after termination until the time of the award exceeds the amount of such rental loss that the Lessee proves could have been reasonable avoided; (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and (d) any other amount necessary to compensate Lessor for all detriment proximately caused by Lessee's failure to perform his obligations under the lease or which in the ordinary course of things would be likely to result therefrom.

Lessor may, in the alternative, continue this Lease in effect, as long as Lessor does not terminate Lessee's right to possession, and Lessor may enforce all his rights and remedies under the Lease, including the right to recover the rent as it becomes due under the Lease. If said breach of Lease continues, Lessor may, at any time thereafter, elect to terminate the Lease. Nothing contained herein shall be deemed to limit any other rights or remedies which Lessor may have.

28) SECURITY: The security deposit set forth above shall secure the performance of the Lessee's obligations hereunder. Lessor may, but shall not be obligated to apply all or portions of said deposit on account of Lessee's obligations hereunder. Any balance remaining upon termination shall be returned to Lessee. Lessee shall not have the right to apply the security deposit in payment of the last month's rent. Lessor shall not be required to maintain said security deposit separate from his general funds, and Lessee shall not be entitled to interest on said security deposit.

29) DEPOSIT REFUNDS: The balance of all deposits shall be refunded within fourteen (14) days from date possession is delivered to Lessor or his authorized agent, together with a statement showing any charges made against such deposits by Lessor.

30) ATTORNEY'S FEES: In case suit shall be brought for recovery of the premises, or for any sum due hereunder, or because of any act which may arise out of the possession of the premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable attorney's fee.

31) WAIVER: No failure of Lessor to enforce any term hereof shall be deemed to be a waiver.

32) **NOTICES:** Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Lessee at the premises, or Lessor at the address shown below, or at such other place as may be designated by the parties from time to time.

33) **HOLDING OVER:** Any holding over after the expiration of this Lease, with the consent of the Lessor, shall be construed as a month - to - month tenancy at a rental rate of 150% of the current rental rate, otherwise in accordance with the terms hereof, as applicable.

34) **TIME:** Time is of the essence of this Lease.

35) **HEIRS, ASSIGNS, SUCCESSORS:** This Lease is binding upon and inures to the benefit of the heirs, assigns and successors in interest to the parties.

36) **LESSOR'S LIABILITY:** The term "Lessor" as used in this Section, shall mean only the owner of the real property or a Lessee's interest in a ground lease of the premises. In the event of any transfer of such title or interest, the Lessor named herein (or the grantor in the case of any subsequent transfers) shall be relieved of all liability related to Lessor's obligations to be performed after such transfer, Provided, however, that any funds in the hands of Lessor or Grantor at the time of such transfer shall be delivered to Grantee. Lessor's aforesaid obligations shall be binding upon Lessor's successors and assigns only during their respective periods of ownership.

37) **ESTOPPEL CERTIFICATE:** (a) Lessee shall at any time upon not less than ten (10) days' prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing [1] certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), the amount of any security deposit, and the date to which the rent and other charges are paid in advance, if any; and [2] acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer to the premises. (b) At Lessor's option, Lessee's failure to deliver such statement within such time shall be a material breach of this Lease or shall be conclusive upon Lessee [1] that this Lease is in full force and effect, without modification except as may be represented by Lessor, [2] that there are no uncured defaults in Lessor's performance, and [3] that not more than one month's rent has been paid in advance or such failure may be considered by Lessor as a default under this Lease. (c) If Lessor desires to finance, refinance or sell the premises, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three years' financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

38) **CANCELLATION AND SURRENDER OF LEASE:** This lease shall not become valid until the attached "Cancellation and Surrender of Lease" is fully executed by Michael F. Abram and Stephen V. Abram (Lessor) and GOLFERS INCORPORATED (Lessee).

ENTIRE AGREEMENT: The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties.

[signature]	[signature]
LESSEE	**LESSOR**
By MICHAEL F. ABRAM	By Stephen V. Abram, co-owner
GOLFERS INCORPORATED	1/1/2010
1/1/10	